Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Form S-1 Registration Statement of XTI Aerospace, Inc. of our report dated April 15, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of XTI Aerospace, Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum llp

Marcum LLP

New York, NY

June 20, 2025